                                                                    EXHIBIT 5.1



                      Satterlee Stephens Burke & Burke LLP
                                230 PARK AVENUE
                           NEW YORK, N.Y. 10169-0079
                                 (212) 818-9200



47 MAPLE STREET                                         FAX (212) 818-9606.9607
SUMMIT, N.J. 07901                                WWW SITE: http://www.ssbb.com



                                         March 1, 2000

Medarex, Inc.
707 State Road
Suite #206
Princeton, New Jersey  08540


     Re:  Medarex, Inc. - Registration Statement on Form S-3
          --------------------------------------------------


Gentlemen:

          We have acted as counsel to Medarex, Inc., a New Jersey corporation (the "Company"), in connection with the public offering of 1,750,000 shares of the Company's Common Stock, par value $.01 per share (the "Firm Shares"), and up to an additional 262,500 shares of Common Stock subject to the over-allotment option granted to the several underwriters of such public offering (the "Option Shares"). In connection therewith, the Company has filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended, a Registration Statement on Form S-3 (File No. 333-95565) and certain amendments thereto (the "Registration Statement"). As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Firm Shares and the Option Shares.

          We have examined the Company's Restated Certificate of Incorporation, as amended; the Company's Amended and Restated By-Laws; minutes of the Company's corporate proceedings, as made available to us by officers of the Company; an executed copy of the Registration Statement, as amended through the date hereof, and all schedules and exhibits thereto in the form filed with the SEC; and such matters of law deemed necessary by us in order to deliver this opinion. In the course of such examination, we have assumed the genuineness of all signatures, the authority of all signatories to sign on behalf of their principals, if any, the authenticity of all documents submitted to us as original documents and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to certain factual matters, we have relied, without investigation, upon certificates of officers and employees of the Company who we believe to be reliable, and upon certificates, telegrams and other documents from, and oral conversations with, public officials.
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Exhibit 5.1
Medarex, Inc. - Registration Statement on Form S-3
March 2, 2000
Page 2



          Based upon the foregoing, we are of the opinion that the Company has taken all necessary corporate action required to authorize the issuance and sale of both the Firm Shares and the Option Shares in the manner set forth in the Registration Statement and that following the effective date of the Registration Statement, when certificates for the Firm Shares and the Option Shares, if any, have been duly executed and countersigned and delivered against due receipt of consideration therefor as described in the Registration Statement and in accordance with the terms of the Underwriting Agreement by and among the Company, Morgan Stanley & Co. Incorporated, Chase H&Q, Warburg Dillon Read LLC and Dain Rauscher Wessels, a division of Dain Rauscher Incorporated (the form of which has been filed as Exhibit No. 1.1 to the Registration Statement), the Firm Shares and the Option Shares, if any, will be legally and validly issued, fully paid and non-assessable with no personal liability attaching to the ownership thereof.

          We understand that this opinion to be filed as an exhibit to the Registration Statement. We consent to such filing and to the use of our name in the Prospectus included therein under the caption "Legal Matters."


                                    Very truly yours,



                                    /s/ Satterlee Stephens Burke & Burke LLP